Exhibit 23.1

ERNST & YOUNG (HELLAS)	Tel: +30 210 2886 000
Certified Auditors – Accountants S.A.	Fax:+30 210 2886 905
8B Chimarras str., Maroussi	ey.com
151 25 Athens, Greece

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 28, 2017 in the Registration Statement (Form F-1) and related Prospectus of Pyxis Tankers Inc. for the registration of $10,000,000 of shares of common stock.

/s/ Ernst & Young

Athens, Greece

April 27, 2017